    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1997

                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

           SPIEKER PROPERTIES, INC.                          SPIEKER PROPERTIES, L.P.
   (EXACT NAME OF GUARANTOR OF THE NOTES AND           (EXACT NAME OF ISSUER OF THE NOTES AS
   ISSUER OF THE PREFERRED STOCK, COMMON STOCK               SPECIFIED IN ITS CHARTER)
   AND WARRANTS AS SPECIFIED IN ITS CHARTER)

                   MARYLAND                                         CALIFORNIA
 (STATE OR OTHER JURISDICTION OF INCORPORATION     (STATE OR OTHER JURISDICTION OF INCORPORATION
                OR ORGANIZATION)                                 OR ORGANIZATION)

                  94-3185802                                        94-3188774
     (I.R.S. EMPLOYER IDENTIFICATION NO.)             (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-5600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                CRAIG G. VOUGHT
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              2180 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-5600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                           STEPHEN J. SCHRADER, ESQ.
                            JUSTIN L. BASTIAN, ESQ.
                              MORRISON & FOERSTER
                               755 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                                 (415) 813-5600
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-04299

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED
                                                                     MAXIMUM             PROPOSED
                                                AMOUNT              OFFERING              MAXIMUM            AMOUNT OF
        TITLE OF EACH CLASS OF                   TO BE                PRICE              OFFERING          REGISTRATION
      SECURITIES TO BE REGISTERED            REGISTERED(1)          PER SHARE              PRICE              FEE(2)
------------------------------------------------------------------------------------------------------------------------

Spieker Properties, Inc.
  Common Stock.........................       $4,636,250             $34.50             $4,636,250           $1,404.93
------------------------------------------------------------------------------------------------------------------------
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


(1) In no event will the aggregate maximum offering price of Common Stock registered hereunder exceed $4,636,250.


(2) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.


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


                           INCORPORATION BY REFERENCE



     The contents of the Registration Statement on Form S-3, as amended (File No. 333-04299) filed by Spieker Properties, Inc. and Spieker Properties, L.P., and declared effective on June 20, 1996, are hereby incorporated by reference.



                                 CERTIFICATION



     In accordance with Rule 111(b) under the Securities Act of 1933, the undersigned Registrants certify as follows:



 (i) the Registrants or their agent have instructed the Registrants' bank or a wire transfer service to transmit to the Commission the applicable filing fee by a wire transfer of such amount from the account of the Registrants or their agent to the Commission's account at Mellon Bank as soon as practicable but no later than the close of the next business day following the filing of this Rule 462(b) registration statement;



 (ii) the Registrants or their agent will not revoke such instructions; and



(iii) the Registrants or their agent have sufficient funds in such account to cover the amount of such filing fee.



     The Registrants further undertake that, if such instructions have been sent after the close of business of such bank or wire transfer service, they will confirm receipt of such instructions by such bank or wire transfer service during regular business hours on the following business day.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 21st day of January, 1997.


                                          SPIEKER PROPERTIES, INC.


                                          By:   /s/  DENNIS E. SINGLETON


                                                   Dennis E. Singleton


                                                    Director Executive
                                                     Vice President and
                                                      Chief Investment
                                                           Officer


                                          SPIEKER PROPERTIES, L.P.

                                          By: Spieker Properties, Inc.
                                             as General Partner


                                          By:   /s/  DENNIS E. SINGLETON


                                                   Dennis E. Singleton


                                                    Director Executive
                                                     Vice President and
                                                      Chief Investment
                                                           Officer



     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   SIGNATURE                             TITLE                    DATE
-----------------------------------------------  ----------------------    ------------------

            /s/  WARREN E. SPIEKER, JR.*         Chairman of the Board,      January 21, 1997
            Warren E. Spieker, Jr.               Director and Chief
                                                 Executive Officer
                                                 (Principal Executive
                                                 Officer)
                  /s/  JOHN K. FRENCH*           Director, Executive         January 21, 1997
                John K. French                   Vice President and
                                                 Chief Operating
                                                 Officer

               /s/  DENNIS E. SINGLETON          Director, Executive         January 21, 1997
              Dennis E. Singleton                Vice President and
                                                 Chief Investment
                                                 Officer

                   SIGNATURE                             TITLE                    DATE
-----------------------------------------------  ----------------------    ------------------
                    /s/  ELKE STRUNKA*           Vice President and          January 21, 1997
                 Elke Strunka                    Principal Accounting
                                                 Officer (Principal
                                                 Accounting Officer)

                 /s/   CRAIG G. VOUGHT*          Executive Vice              January 21, 1997
                Craig G. Vought                  President and Chief
                                                 Financial Officer
                                                 (Principal Financial
                                                 Officer)

               /s/  RICHARD J. BERTERO*          Director                    January 21, 1997
              Richard J. Bertero

               /s/  HAROLD M. MESSMER*           Director                    January 21, 1997
               Harold M. Messmer

                 /s/  DAVID M. PETRONE*          Director                    January 21, 1997
               David M. Petrone

          /s/  WILLIAM S. THOMPSON, JR.*         Director                    January 21, 1997
           William S. Thompson, Jr.
       *By:     /s/  DENNIS E. SINGLETON
        Dennis E. Singleton
          Attorney-in-Fact

                             EXHIBIT INDEX


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                     DESCRIPTION                                  PAGES
-------       ---------------------------------------------------------------------  ------------
  3.1     --  Articles of Incorporation of Spieker Properties, Inc. (incorporated by reference to Exhibit 3.1 to Spieker Properties, Inc.'s
              Registration Statement on Form S-11 (File No. 33-67906)).............
  3.2     --  Articles Supplementary of Spieker Properties, Inc. for the Series A
              Preferred Stock (incorporated by reference to Exhibit 4.2 to Spieker
              Properties, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1994)................................................
  3.3     --  Articles Supplementary of Spieker Properties, Inc. for the Class B
              Common Stock (incorporated by reference to Exhibit 4.2 to Spieker
              Properties, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995)................................................
  3.4     --  Articles Supplementary of Spieker Properties, Inc. for the Series B
              Preferred Stock (incorporated by reference to Exhibit 3.5 to Spieker
              Properties, Inc.'s Annual Report on Form 10-K for the year ended
              December 31, 1995)...................................................
  3.5     --  Articles Supplementary of Spieker Properties, Inc. for the Class C
              Common Stock (incorporated by reference to Exhibit 3.6 to Spieker
              Properties, Inc.'s Annual Report on Form 10-K for the year ended
              December 31, 1995)...................................................
  5.1     --  Opinion of Morrison & Foerster.......................................
  8.1     --  Opinion of Morrison & Foerster relating to certain tax matters.......
 23.1     --  Consent of Arthur Andersen LLP.......................................
 23.2     --  Consent of Morrison & Foerster (included in Exhibits 5.1 and 8.1)....